UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2023

Grayscale Ethereum Trust (ETH)

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-56193	82-6677805
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Grayscale Investments, LLC 290 Harbor Drive, 4th Floor
Stamford, Connecticut		06902
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212 668-1427

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Grayscale Ethereum Trust (ETH) Shares	ETHE	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 20, 2023, Grayscale Investments, LLC, the sponsor (the “Sponsor”) of Grayscale Ethereum Trust (ETH) (the “Trust”), and CoinDesk Indices, Inc. (the “Index Provider”), entered into an Amendment (the “Amendment”) to the Index License Agreement dated January 31, 2022, between the Sponsor and the Index Provider (the “Index License Agreement”) governing the Sponsor’s use of the CoinDesk Ether Price Index (ETX) (the “Index”) to calculate the Index Price, among other things. This agreement amends the terms of the Index License Agreement to extend the term of the agreement from February 29, 2024, to February 28, 2025.

The foregoing description is a summary, does not purport to be a complete description of the Amendment, and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1†	Amendment to the Index License Agreement, dated June 20, 2023, between Grayscale Investments, LLC, as sponsor of Grayscale Ethereum Trust (ETH), and CoinDesk Indices, Inc., as Index Provider.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

†

Portions of this exhibit (indicated by asterisks) have been omitted as the Registrant has determined that (i) the omitted information is not material and (ii) the omitted information would likely cause competitive harm to the Registrant if publicly disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Grayscale Investments, LLC as Sponsor of the Grayscale Ethereum Trust (ETH)

Date:	June 23, 2023	By:	/s/ Michael Sonnenshein
Michael Sonnenshein Chief Executive Officer